Exhibit 10.14


                                                                    9/27/96


                            VESSEL CONSTRUCTION CONTRACT


         THIS VESSEL CONSTRUCTION CONTRACT ("Contract") is made as of September 27, 1996, between The Majestic Star Casino, LLC ("Owner"), an Indiana limited liability company, and Atlantic Marine, Inc. ("Builder"), a Florida corporation.

         In consideration of the mutual undertakings expressed herein, the payments to be made by Owner, and other good and valuable consideration, it is hereby agreed by the parties as follows:

         1. IDENTITY OF PARTIES-NOTICES

         a. Owner. All written communications to Owner shall be addressed to:

                  Kenneth L. Kramer
                  The Majestic Star Casino, L.L.C.
                  400 Renaissance Center, Suite 2400
                  Detroit, MI 48243
                  Phone:  (313) 259-0050
                  Telefax:  (313) 259-0154

         b. Owner's Representative. Owner shall designate in writing a representative or representatives who shall perform on-site inspection of the work at Builder's yard. Owner shall designate, in writing, those who will be authorized to execute Change Orders on Owner's behalf. Owner may change its representative(s) or designees from time to time by written notice to Builder. A copy of each written communication to Owner shall be furnished to Owner's representative. Builder shall provide Owner and its representatives on-site office space in accordance with the Specifications provided that Owner shall be responsible for the payment of long-distance or toll charges associate with Owner's, or its representatives' use of such telephone and facsimile equipment.

         c. Builder. All written communications to Builder shall be addressed to:

                  Edward P. Doherty
                  Atlantic Marine, Inc.
                  8500 Heckscher Drive
                  Jacksonville, Florida  32226
                  Phone: (904)251-3111
                  Telefax: (904)251-3337

         d. Builder's Representative. Builder shall designate in writing a representative who shall be authorized to execute Change Orders on Builder's behalf.

         e. Notices in Writing. All notices required under this Contract shall be in writing.

         2. SCOPE OF WORK. Builder shall furnish all labor, materials, equipment (except for "Owner Furnished Equipment", as defined below, some of which shall be installed by Owner, at Owner's sole expense, and some of which shall be installed by Builder, as part of the Contract Price) and services necessary to build, construct, and deliver a Great Lakes Casino Vessel (the "Vessel") in accordance with the Vessel Design Documents, using the equipment from the manufacturers specified in the Maker's List attached as EXHIBIT A. The completed project will produce a Vessel ready to commence operations in waters around Gary, IN (including on Lake Michigan) in a seaworthy manner.

         3. VESSEL DESIGN DOCUMENTS. The Vessel Design Documents are the Specifications for the Vessel ("Specifications") attached as EXHIBIT B and the Drawings (the "Drawings") furnished by Guido Perla and Associates, Inc. ("GPA" or the "Naval Architect"). A schedule of the Drawings is set forth in Specification Group O, Section 080. Included in the Drawings are Contract Plans and Contract Guidance Plans as defined in Section 100 of the Specifications. Builder has carefully reviewed the Vessel Design Documents and represents that they are sufficiently clear, unambiguous, and understood for purposes of enabling Builder to construct the Vessel for the amount set forth in Article 7 below and within the time provided in Article 17 below. In case of a dispute as to the intent of any provisions of the Vessel Design Documents, such dispute shall be subject to arbitration in accordance with the provisions of Article 30.

         Should the Drawings disagree in themselves, Builder shall provide the better quality or greater quantity of work and/or materials unless otherwise directed by a written Change Order to this Contract. Similarly, should the Specifications disagree in themselves, Builder shall provide the better quality or greater quantity of work and/or materials unless otherwise directed by a written Change Order to this Contract.

         Builder and its subcontractors shall refer to all of the Drawings, including those showing primarily the work of the mechanical, electrical and other specialized trades, and to all of the Sections of the Specifications, and shall perform all work reasonably inferable therefrom as being necessary to produce the indicated results.

         All indications or notations which apply to one of a number of similar situations, materials or processes shall be deemed to apply to all such situations, materials or processes wherever they appear in the work to be performed by Builder hereunder, except where a contrary result is clearly indicated by the Vessel Design Documents or this Contract.

         Builder acknowledges that the Naval Architect will provide to Builder the drawings described in attached EXHIBIT C and in accordance with the schedule set forth therein.

         Owner and Builder agree and acknowledge that Builder is not responsible for the design of the Vessel notwithstanding any reference in the Specifications to design. Owner and Builder further agree and acknowledge that Builder does not warrant the speed, draft, displacement, carrying or manning capacity and any other performance criteria.

         Notwithstanding anything contained in the Specifications to the contrary, (i) the reference in Specification Group 5, Section 514, Paragraph
8.3 regarding the timing for the provision of warranty service shall be construed as the manufacturer utilizing its best efforts to respond within the times set forth in the Specifications as is reasonable under the circumstances; and (ii) the reference in Specification Group 5, Section 555, Paragraph 1.15 to a part distribution network shall be construed as the manufacturer utilizing its best efforts to respond within the time set forth in the Specifications as is reasonable under the circumstances.

         4. CLASSIFICATION. The Vessel is to be constructed in compliance with United States Coast Guard ("USCG") rules and regulations without any reservation, including additional rules on circulars issued and effective up to the date of this Contract. All materials and workmanship shall be subject to the approval, inspection and testing by the USCG inspectors. Builder shall obtain a certificate of inspection issued by the USCG (the "COI") for the Vessel.

         If there are changes after the execution of this Contract in USCG rules or other Federal rules and regulations applicable to the Vessel, alterations in the work caused by such changes shall be the subject of the Change Order procedure outlined in Article 10. Builder will be responsible for all elements of construction in accordance with USCG rules as applicable to this type of vessel.


         All fees and charges incidental to the classifications and other requirements described in Specification Group O, Section 050, Paragraph 5.3 shall be for the account of Owner.

         5. PRECEDENCE. In case of conflict between the requirements of the Drawings and the Specifications, the Specifications shall control. In case of a conflict between the requirements of the Specifications or this Contract, the terms of this Contract shall control.

         6. OWNERSHIP OF VESSEL DESIGN DOCUMENTS. All Vessel Design Documents shall remain the exclusive property of Owner and Naval Architect and shall not be subject to reuse by Builder. Likewise, all calculations, sketches, shop drawings, working plans, reports, notes, models, and samples prepared by Builder in the course of completing the scope of work shall become the exclusive property of Owner. Builder agrees not to use the Vessel Design Documents for its own benefit or for the benefit of others, or transfer any of such property to a third party, except Builder's subcontractors and suppliers for their use in connection with the construction of the Vessel (provided that they, in turn, agree to abide with the provisions of this Article), without the prior written consent of Owner and Naval Architect. Builder acknowledges that, in view of the special and unique character of the project covered by this Contract, unauthorized use or disclosure of the Vessel Design Documents or the information contained therein will cause irreparable injury to Owner. Therefore, Builder acknowledges and agrees that Owner shall be entitled, without need to prove irreparable injury, to an injunction or other equitable relief restraining any violation or threatened violation of Builder's obligations hereunder.

         7. CONTRACT PRICE; PAYMENT. Owner shall pay Builder for the construction of the Vessel, subject to any additions and deductions mutually agreed upon in writing between Owner and Builder, in United States currency, the sum of thirty-three million dollars ($33,000,000.00) (the "Contract Price"). In addition, Owner shall be liable and responsible for the payment of any and all applicable sales taxes in connection with the construction and purchase of the Vessel; provided, however, that Builder agrees to use its best efforts to take full advantage of any applicable sales tax exemptions and otherwise ensure that Builder's subcontractors and suppliers do not charge or collect sales tax in connection with the furnishing of labor, materials, supplies and/or equipment to the project. The Contract Price shall not be increased or decreased without a Change Order duly executed according to the procedure set forth in Article 10. Subject to the provisions of this Contract and with the exception of the cost of acquiring the Owner Furnished Equipment and the cost of installing that portion of the Owner Furnished Equipment that is described in the Specifications as being the responsibility of Owner, the Contract Price of the finished Vessel covers all costs required for completion and delivery of the Vessel according to the Vessel Design Documents and this Contract, including, without limitation, the cost of all construction and USCG permits, licenses, inspection fees, tests and trials, Vessel delivery costs, and the cost of insurance (as specified in Article 11).

         a. Payment of the Contract Price will be made in the following manner:

         (1) 10.5263% of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, within five (5) business days after the parties' execution of this Contract;

         (2) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the first module has been completed with deck, bottom and sides, but not sooner than eight (8) weeks after the date of this Contract and provided further that good progress has been made toward the completion of the Vessel systems;


         (3) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the following major equipment has been properly set in the
                  Vessel: the diesel generator sets, sea chests, bilge manifolds and chiller units;

         (4) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the hull is complete from bow to stern provided that good progress has been made toward the completion of the Vessel systems;

         (5) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the main deck to second deck steel superstructure has been completed provided that good progress has been made toward the completion of the Vessel systems;

         (6) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the second deck to third deck steel superstructure has been completed provided that good progress has been made toward the completion of the Vessel systems;

         (7) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the third deck to fourth deck steel superstructure has been completed provided that good progress has been made toward the completion of the Vessel systems;

         (8) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, at the time the Vessel is launched;

         (9) Ten percent (10%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, upon the satisfactory completion of sea trials;

         (10) Five percent (5%) of the Contract Price, less retainage in an amount equal to five percent (5%) thereof, when the Vessel departs Builder's shipyard for Gary, Indiana;

         (11) The balance of the Contract Price, including all retainage but less the sum of fifty thousand dollars ($50,000.00), upon delivery and acceptance of the Vessel by Owner in Gary, Indiana; Builder acknowledges, however, that Owner's obligation to accept the Vessel is conditioned upon (i) the completion of the Vessel in accordance with the Vessel Design Documents, this Contract and any approved Change Orders; and (ii) receipt of a COI from the USCG; and

         (12) The sum of fifty thousand dollars ($50,000.00) upon the last to occur of the following: (i) the expiration of the warranty period described in Article 13 below; or (ii) the correction by Builder of any defects covered by Builder's warranty in Article 13 below.

         b. Any increase in the Contract Price resulting from a change or adjustment under Article 10 hereof shall be deemed a part of the Contract Price for the purpose of determining the amount of installment payments above. Conversely, any decrease in the Contract Price resulting from a change or adjustment under Article 10 hereof shall be taken into account for purposes of determining the amount of installment payments above.

         c. If an increase or decrease in the Contract Price due to change or adjustment under Article 10 hereof is not finally determined prior to delivery to and acceptance of the Vessel by Owner, appropriate adjustment of any overpayment of underpayment shall be made promptly upon final determination of the increase or decrease and any monies owing shall be paid within ten (10) days after such final determination has been made and the work for which the adjustment to the Contract Price was being made has been completed.

         d. If a change or adjustment hereunder shall result in an agreed upon increase or decrease in the Contract Price, all installment payments thereafter shall take account of such increased or decreased Contract Price as set forth above; additionally, the first such installment payment shall be adjusted by an amount equal to the product of (i) the amount of the increase or decrease in the Contract Price and (ii) the aggregate percentage of the Contract Price required to be paid on or before the due date of such installment payment.

         e. Builder shall give Owner and Owner's representative not less than five (5) business days' prior written notice of the date on which Builder expects to achieve each of the milestones described in Article 7a above that will trigger the next periodic installment of the Contract Price. Such notice shall be sent to Owner both via telecopier and either by telephone conversation or face-to-face communication.

         f. Builder shall submit periodic invoices and applications for payment in the form provided in attached EXHIBIT D to both Owner and Owner's representative and each periodic invoice and application for payment shall be reviewed and, if in order, approved by Owner's representative as soon as reasonably practical but in any event within three (3) business days. Payment of the periodic installment due Builder shall be made within five
(5) business days after the later of (i) Owner's receipt of the periodic invoice and application for payment or (ii) completion of the corresponding milestone set forth in Article 7a above.

         g. As a condition precedent to Owner's obligation to make progress payments, with respect to subcontractors and suppliers from which Builder has received invoices for amounts in excess of fifty thousand dollars ($50,000) each, Builder will provide Owner with evidence of prior payment for equipment and materials incorporated in the Vessel or delivered to Builder's yard for subsequent incorporation into the Vessel.

         h. Builder will also provide Owner, upon request, with any reasonable additional information or documentation which Owner is required to provide to the Trustee under a certain Indenture dated as of May 22, 1996, and the Disbursement Agent under the Cash Collateral And Disbursement Agreement dated as of May 22, 1996. If the provision of such additional information or documentation by Builder necessitates the expenditure of a material amount of time on the part of Builder's personnel, Builder shall be reimbursed by Owner for the reasonable direct labor costs so incurred by Builder provided that Builder secures Owner's prior written approval of such costs.

         8. QUALITY OF WORK. Builder shall perform all services and work, using new (except where specifically permitted in the Vessel Design Documents) and proper materials in a good and workmanlike manner. Such services and work shall be of high quality (consistent with the Vessel Design Documents), adequate for the purpose intended and at least comparable to similar services and work normally performed by an experienced, competent builder, consistent with the customary practices of the industry and shall conform to the Vessel Design Documents.

         9. INSPECTION. In addition to inspection by a USCG inspector, Owner's representative(s) and its other agents shall observe and inspect the progress and quality of the executed work. The purpose of this review and inspection shall be, in general, to determine if the work is proceeding in accordance with the Vessel Design Documents and the Time Schedule. The review and inspection shall in no way alter or limit the ultimate responsibility of Builder to perform or finish the work in accordance with the provisions of this Contract and Vessel Design Documents. Owner's representative shall have the right to reject work that does not conform to the Vessel Design Documents or this Contract and Owner's representative shall advise Builder, in writing, of any work that is rejected and the reasons for the rejection. In case of a dispute as to the conformity of the work to the Vessel Design Documents or this Contract or the intent of any provisions of the Vessel Design Documents, such dispute shall be subject to arbitration in accordance with the provisions of Article 30 below. Notwithstanding the foregoing, pending resolution of any such dispute, Builder shall proceed with the Vessel construction under the direction of Owner's representative, keeping accurate records of the labor and material costs incurred by Builder in connection therewith as though Builder were performing the work on a time and material cost basis, and Builder's failure to so proceed shall not be the basis for any time extension with respect to the completion of the Vessel. If it is determined through the arbitration process that Owner's direction to proceed with the Vessel construction in the manner directed by Owner or Owner's representative was not in accordance with the Vessel Design Documents or this Contract, such work shall be the subject of a Change Order in accordance with the provisions of Article 10 below. Builder shall provide Owner's representative with not less than two
(2) days' prior notice of all USCG inspections.

         Builder shall give Owner's representative(s) full cooperation in carrying out his review, inspection and other duties described in the Specifications and/or this Contract, including, without limitation, free access to the Vessel and materials intended for its construction. Builder shall provide Owner's representative with the construction schedule, material ordering schedule, plan schedule, testing schedule, and with respect to equipment and/or machinery located in the main and auxiliary engine/machinery rooms and equipment and/or machinery relating to the deck systems, one copy of either (i) unpriced subcontractor or vendor quotes together with the data regarding the length of any relevant manufacturer warranty or (ii) if Builder has not secured quotes, all unpriced and unissued purchase orders and related information pertaining to the length of any relevant manufacturer warranty to be requested by Builder as they are written, and all updates of the same. Builder shall attend meetings called by Owner or Owner's representative.

         Builder shall maintain a list of all vendors, subcontractors and suppliers from which it has secured labor, equipment, supplies and/or materials in connection with the construction of the Vessel and shall provide a copy of same to Owner upon written request therefor.

         Owner's representative shall not be responsible for Builder's means, methods, techniques, sequences, or procedures of work nor the safety procedures incident thereto.

         10. CHANGE ORDERS. All changes, which include time of completion or additions, deletions, or modifications to type, amount or quality of work performed pursuant to this Contract shall be in writing and must be authorized in accordance with this procedure (such written authorization for a change being hereafter referred to as a "Change Order"). There shall be no claim whatsoever for extra compensation or additional time for completion by Builder whether based on changes, owner interference, delays, or any other basis unless Builder requests, in writing and within the time prescribed in this Article, a Change Order. Builder's timely written request for a Change Order shall constitute a notice of a claim; otherwise, Builder's claims for extra compensation or additional time for completion shall be waived. Builder shall not commence any extra work without having obtained a fully executed Change Order except as provided in Article 9 above.

         a. Form and Procedure. A Change Order shall be issued upon the Change Order form(s) attached hereto as EXHIBIT E, and signed by an authorized designee of Owner and Builder's representative, authorizing a change in the work, or an adjustment in price, or the time of completion.
No change in price, extra work, time of completion, or change or deletion of work shall be made except on such form duly executed by both parties' representatives. When Owner proposes a change, it shall do so in writing to Builder's representative. Builder shall respond as soon as reasonably practicable and will use its best efforts to respond within fourteen (14) calendar days with a proposed cost estimate and changes in weight. If Builder is unable to respond to an Owner-proposed change within fourteen
(14) calendar days, then, within three (3) business days after receipt by Builder of the Owner-proposed change, Builder shall notify Owner, in writing, of the reasons for same and the estimated time by which a response can be provided. If Builder proposes a change to the Contract Price or the time of completion of the Vessel, it shall do so in writing to Owner's representative and furnish a proposed cost estimate and change in weight. Builder shall propose any change within fourteen (14) calendar days of learning of the circumstances making a change advisable. Builder shall identify the impact that the proposed change will have on the Contract Price and the time of completion of the Vessel as soon as reasonably practicable and will use its best efforts to do so within fourteen (14) calendar days. Owner shall respond to Builder's proposed change and the impact thereof upon the Contract Price and/or the time of completion of the Vessel as soon as reasonably practicable and will use its best efforts to respond within fourteen (14) calendar days. Any extension of time for the completion of the Contract shall be negotiated and noted on the Change Order. If Owner is unable to respond to a Builder-proposed change within fourteen (14) calendar days, then, within three (3) business days after receipt by Owner of the Builder-proposed change, Owner shall notify Builder, in writing, of the reasons for same and the estimated time by which a response can be provided.

         For Change Order work, Builder shall charge or credit, as the case may be, a fixed labor rate of thirty-eight dollars ($38.00) per hour (for straight time) and materials at Builder's cost plus fifteen percent (15%) markup; provided, however, that with respect to Change Order work of the nature described in attached EXHIBIT F, Builder shall charge or credit, as the case may be, therefor the amounts referenced in attached EXHIBIT F. Any discounts or credits from subcontractors, vendors or suppliers shall be passed on to Owner by Builder.

         b. Disputes as to Changes. In the event of a lack of agreement as to a Change Order, the parties shall submit the issue to binding arbitration in accordance with the provisions of Article 30 below. Builder shall not have the right to stop or delay work pending resolution of a proposed Change Order or any other dispute, and Owner shall have the right to direct Builder to proceed with work, including a change, with Builder keeping accurate records of the labor and material costs incurred by Builder in connection therewith as though Builder were performing the work on a time and material cost basis, pending dispute resolution.

         11. INSURANCE. Builder shall, during the progress of the work and until delivery and acceptance of the Vessel (except for the transit of the Vessel from Builder's shipyard to Gary, Indiana which will be insured at the sole cost of Owner as set forth in Article 11i below), maintain the following insurance, with limits not less than those listed (except with the prior written consent of Owner) and from reputable and solvent insurers. If Builder desires to change the underwriters of its insurance from those previously approved by Owner, the successor insurance companies will be subject to the prior written approval of Owner, which approval shall not be unreasonably withheld or delayed. All liability and property insurance shall list Owner, Owner's representative, the Naval Architect and IBJ Schroder Bank and Trust Company ("Trustee") as additional insureds with waiver of subrogation. With respect to all insurance required by this Contract to be procured by Builder: (1) Builder shall provide Owner with a certificate or other evidence of such insurance in a form reasonably acceptable to Owner within three (3) business days after the date of this Contract, followed by a duplicate original policy; (2) All deductibles shall be paid by Builder (other than those relating to any insurance on Owner Furnished Equipment unless the damage to the Owner Furnished Equipment is attributable to the fault or negligence of Builder, its employees, subcontractors or suppliers, in which case the deductibles attributable thereto shall be paid by Builder); (3) Owner shall receive thirty (30) days' written notice prior to termination, cancellation, or material change in any of the policies; and (4) All insurance shall be placed with reputable, solvent insurers. Builder is solely responsible for a change in insurance carriers if there is any indication of the deteriorating ability of an insurer to pay claims.

         a. Comprehensive General Liability, including ship repairers' legal liability, completed operations, Builders protective liability, and blanket broad form Contractual, and including employees as additional insureds.


             (1)  Bodily Injury

                  Each occurrence and aggregate
                  where applicable                  $ 5,000,000

             (2)  Broad Form Property Damage

                  Each occurrence and aggregate
                  where applicable                  $ 5,000,000







         b.  Automobile Liability.

             (1)  Bodily Injury

                  Each person                    $ 1,000,000

                  Each occurrence                $ 5,000,000


             (2)  Property Damage

                  Each occurrence                $ 1,000,000

         c.  Worker's Compensation               Statutory Amount

         d.  United States Longshore &
             Harbor Worker's Compensation        $10,000,000

         e.  Employer's Liability                $10,000,000

         f.  Marine Protection & Indemnity       $10,000,000

         g. Excess Insurance. In addition to the above limits, Builder shall carry Four Million Dollars ($4,000,000) of excess liability insurance which shall apply to all of the above coverages except statutory worker's compensation.

         h. Builder's Risk. Builder shall obtain an American Institute Builder's Risk clause 13L policy from a reputable and solvent insurance company insuring against losses (including those resulting from earthquake). The policy shall cover one hundred percent (100%) of the value of the Vessel and all its materials, fittings, and equipment at Builder's premises, including Owner-furnished materials. The policy shall be issued to Owner and Trustee (without liability for premium) and Builder and shall be payable to them as their interests may appear as follows:

             (1) Actual or Constructive Total Loss. In the event of actual or constructive total loss of the Vessel prior to delivery or total loss of substantially all of the equipment, machinery, materials, and outfitting obtained or intended for construction of the Vessel, Builder shall proceed with construction of the Vessel unless Owner shall elect to cancel this Contract and shall notify Builder of such election in writing within thirty
(30) days after such loss. If Owner does not elect to cancel this Contract, proceeds received from Builder's Risk or other applicable insurance shall be applied to the reconstruction of the Vessel. If Owner does elect cancellation, Owner will be entitled to that portion of the insurance proceeds equal to the sum of all purchase payments made by Owner to Builder for the Vessel and the value of all equipment, machinery, materials, labor, supervision and outfitting for the Vessel paid for by Owner.

             (2) Partial Loss. In the event of partial damage to the Vessel or its equipment, Builder shall continue construction of the Vessel, applying the proceeds of the Builder's Risk or other applicable insurance to repair such damage and to purchase substitute equipment and materials; provided, that in the event that completion of the Vessel is delayed for three (3) or more months by reason of damage, Owner shall have the right to cancel this Contract and the proceeds of Builder's Risk or other applicable insurance shall be paid in accordance with paragraph g(1) above.

         i. Owner may, at its option and for its benefit, require Builder's Risk insurance exceeding one hundred percent (100%) of the value of the Vessel and equipment in order to recover consequential damages in the event of loss. Owner shall pay the incremental cost in premiums and shall be entitled to one hundred percent (100%) of any insurance proceeds payable with respect to any consequential damages suffered or incurred by Owner in the event of loss.

         j. Transit Voyage Insurance. Owner shall procure at Owner's sole cost and expense insurance for the Vessel and Owner's representatives traveling on the Vessel during the transit voyage from Jacksonville, Florida to Gary, Indiana. Said insurance shall include coverage against marine and war risks, hull and machinery and protection and indemnity risks or equivalent coverage. The amount of such hull and machinery insurance shall be not less than the Contract Price plus maximum allowable increased value coverage. Owner may place such insurance with underwriters of its choice subject to Builder's prior written consent, which consent shall not be unreasonably withheld or delayed.

         Upon not less than three (3) business days' prior written notice from Builder to Owner, Owner also shall procure insurance with coverage against protection and indemnity risks for the crew employed by Builder for the transit voyage of the Vessel from Jacksonville, Florida to Gary, Indiana. Builder will reimburse Owner for Owner's cost of such insurance within five (5) business days after written request therefor.

         The transit voyage insurance shall be taken out in the name of Builder, Owner and the Trustee and shall be paid to Owner, Builder and Trustee, as their interests appear.

         Owner shall deliver to Builder a letter and/or cover notes issued by an insurance broker stating that the transit voyage insurance required herein (evidence of which shall be annexed to such letter and/or cover notes) shall become effective upon the date the Vessel is to leave Builder's shipyard and shall remain in effect until the Vessel has reached its destination in Gary, Indiana.

         k. Insurance on Owner's Representative(s) and Separate Contractors. Owner's representative(s) and separate contractors performing work on or in connection with the Vessel shall, at all times, be deemed to be agents or contractors of Owner. Owner's representative(s) and separate contractors shall provide Builder with evidence of insurance (including Longshoremen and Harbor Workers' Compensation coverage) which covers them under normal commercial terms and limits, with waiver of subrogation provisions, at no cost or expense to Builder.

         l. Insurance on Owner Furnished Equipment. Builder shall keep the Owner Furnished Equipment insured against all risks in amounts requested by Owner pending delivery to and acceptance by Owner of the completed Vessel in Gary, Indiana; provided, however, that Owner shall reimburse Builder on or before the final payment for the cost of said insurance (said sum being in addition to the Contract Price). Builder represents to Owner that Builder currently can procure insurance for Owner Furnished Equipment at a cost of $3,000 per month for $3,000,000 in value of Owner Furnished Equipment.

         12.  INDEMNITY.

         a. Builder shall indemnify, hold harmless, save and defend Owner, its employees and agents from and against all claims, liens, liability, loss or damage, including, but not limited to, costs, expenses and reasonable attorneys' fees (except as to injury, death or damage which is determined by an appropriate court of competent jurisdiction to result from the negligence of Owner or Owner's representative) for (i) damage to property, wherever situated, owned by Owner or any other person; and (ii) bodily or personal injuries, including death at any time resulting therefrom, sustained by any person or persons, which damage or injuries arise out of or in connection with, directly or indirectly, the construction operations or other acts of Builder, its subcontractors, agents or representatives.

         b. Builder shall indemnify and hold harmless Owner from any and all liens, expenses, claims, and demands whatsoever against the Vessel in any manner related to Builder's work (whether performed by Builder or its subcontractors), or of any occurrence in and about or related to the Vessel (except for liens attributable to Owner's failure to pay for Owner Furnished Equipment and/or any amounts due Owner's separate contractors for the installation thereof), without regard to any question of fault or negligence on the part of Owner or Builder, saving only Builder's right to demand performance of Owner's express obligations under this Contract.

         13. WARRANTY. In addition to its other responsibilities in this Contract, Builder shall correct, at its own expense, defects in material or workmanship discovered by Owner within one (1) year following delivery and acceptance of the Vessel. This warranty shall extend to:


         a. The parts of the Vessel fabricated or manufactured by the Builder or its subcontractors.

         b. Installation by the Builder or its subcontractors of all equipment and machinery including Owner-furnished equipment installed by Builder or its subcontractors; and

         c.  Workmanship of the Builder or its subcontractors.

         The one-year warranty period shall be extended as follows:

             1. To cover the period or periods of time during which the Vessel is inoperative due to defects for which the Builder is responsible, including elapsed time to remedy such defects; and

             2. For a period of ninety (90) days for items that have been replaced or repaired under this warranty; provided, that the warranty will not, in any event, be less than one (1) year following delivery and acceptance of the Vessel.

         Owner shall promptly provide written notice to Builder after discovery of any defect for which claim is made under this warranty. Builder shall have the right to dispatch a representative to the Vessel to verify the existence of the defect. Builder acknowledges that it is impracticable to return the Vessel to Builder's yard for repair. If forwarding of replacement parts and material by Builder cannot be accomplished without impairing or delaying the operations of the Vessel, then the Owner shall at Owner's discretion cause the necessary repairs or replacement parts or material to be made or acquired elsewhere and Builder shall pay the actual cost of such repair, parts, or material, not to exceed $38.00 in U.S. currency per man hour expended and the cost for any material required not to exceed actual costs plus fifteen percent (15%).

         As to component parts not manufactured by Builder, such as machinery and equipment, Builder's warranty hereunder shall be a one (1) year warranty that any installation and workmanship performed by Builder or its subcontractors in connection with the installation of items manufactured by others shall be performed in a workmanlike manner, free and clear of all defects, and said installation shall be made according to the manufacturer's specifications. Builder agrees to use its best efforts to obtain warranties for component parts manufactured by third parties for at least the same period as Builder's warranty under this Article and Builder shall and hereby does assign all such manufacturer's warranties to Owner.

         It is understood and agreed between the parties that Builder shall not in any way be liable or responsible for any paint failures or defective painting of the Vessel after delivery of the Vessel to Owner provided that Builder has (i) properly applied the paint to the Vessel and has obtained from the paint manufacturer certification to this effect; and (ii) secured from the paint manufacturer the warranty required by the Specifications.

         Each and every warranty claim hereunder will be subject to a two hundred fifty dollar ($250.00) deductible, nevertheless, provided, in the event the aggregate amount of deductibles regarding warranty claims exceeds five thousand dollars ($5,000.00), no additional deductibles shall apply to subsequent warranty claims.

         It is agreed that Owner shall have the right to assign the rights and obligations under this warranty provision to a subsequent owner of the Vessel with the written consent of Builder, which consent shall not be unreasonably withheld or delayed.

         Builder shall not be liable for any defects in any engine, engine accessory, item of machinery, equipment, gear or fittings or any other items manufactured by others and Owner shall look to the manufacturer and/or supplier thereof for redress unless damaged by Builder or its subcontractors or unless the same fail due to improper installation or faulty workmanship on the part of Builder or its subcontractors. Builder will use its best efforts to assist Owner in securing from said manufacturers and suppliers performance of their warranty obligation.


         14.      DISCLAIMER OF WARRANTIES.

         a. BUILDER SPECIFICALLY DISCLAIMS ANY LIABILITY OF ANY KIND OR NATURE IN CONNECTION WITH ANY NEGLIGENT DESIGN OF THE VESSEL, HER ENGINES, TACKLES, APPURTENANCES, ETC., AND THE PARTIES HERETO AGREE THAT BUILDER IS NOT IN ANY WAY LIABLE THEREFOR.

         b. IT IS UNDERSTOOD AND AGREED BETWEEN THE PARTIES HERETO THAT, SUBJECT TO THE PROVISIONS SET FORTH ABOVE, BUILDER SHALL NOT IN ANY WAY BE LIABLE OR RESPONSIBLE FOR ANY NEGLIGENT CONSTRUCTION OR DEFECTS IN THE VESSEL AFTER EXPIRATION OF THE TWELVE (12) MONTHS AFTER ACCEPTANCE OF THE VESSEL.

         c. THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE ARE SPECIFICALLY EXCLUDED.

         d. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE OR WILL BE DEEMED TO HAVE BEEN MADE BY BUILDER EXCEPT THE WARRANTY HEREINBEFORE SET FORTH IN
ARTICLE 13.

         e. THE WARRANTY SET FORTH IN ARTICLE 13 ABOVE IS GIVEN IN LIEU OF ANY IMPLIED WARRANTIES. THERE ARE NO WARRANTIES GIVEN WHICH EXTEND BEYOND THE LANGUAGE AND DESCRIPTION ON THE FACE HEREOF.

         15. ELIMINATION OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. It is understood and agreed by the parties hereto that Builder shall not in any way be liable or responsible for any incidental or consequential damages of any kind or nature, including but not limited to loss of profits and loss of use of the Vessel from any cause of action of any kind or nature, including but not limited to negligence, contract, warranty or any other causes of actions, arising out of or in connection with or pertaining to the Vessel constructed hereunder. The elimination of incidental and consequential damages as provided herein is an essential condition of this Contract, and Owner acknowledges that Builder would not have entered into this contract without said elimination of incidental or consequential damages for the consideration set forth herein for the construction of the Vessel.

         16. DESIGN OF VESSEL. It is recognized, acknowledged, and agreed that:

         a. Subject to the provisions of Article 3 above, Builder shall have no responsibility for the sufficiency and accuracy of the design of the Vessel and the Specifications, and

         b. Subject to the provisions of Article 3 above, Builder does not warrant expressly nor by implication the merchantability and fitness for purpose of design elements, or the performance or intended use of the Vessel to be constructed in accordance with the Specifications.

         c. The design of the Vessel, including its specifications, shall remain the property of Owner.

         d. Notwithstanding the foregoing, Builder agrees that it shall promptly report to Owner and the Naval Architect, in writing, any error, inconsistency or omission it may discover in or from the Vessel Design Documents before proceeding or continuing with, as the case may be, the relevant work.

         17.  TIME OF COMPLETION-DAMAGES-TERMINATION.

         a. Attached as EXHIBIT G is a detailed time schedule of construction to be followed by Builder, including critical path, with manpower loading (the "Time Schedule"). The Time Schedule takes into account equipment prepayments, engineering, design, and defined construction milestones.


         b. The construction of the Vessel shall be completed in accordance with the terms of this Contract and the Vessel Design Documents on or before September 4, 1997, subject only to such extensions of time as are expressly permitted under this Contract (as so adjusted, the "Completion Date") and the Vessel shall be delivered to Owner in Gary, Indiana on or before September 27, 1997, subject only to such extensions of time as are expressly permitted under this Contract (as so adjusted, the "Delivery Date").

         c. Liquidated Damages. Builder acknowledges and agrees that the Delivery Date is an essential condition of this Contract. Builder agrees that all work to be performed hereunder shall be prosecuted diligently and without interruption at such rate of progress as will ensure the full completion and delivery of the Vessel within the time specified. Builder acknowledges that the time for completion is reasonable. If Builder shall fail or neglect to complete and deliver the Vessel on or before the Delivery Date, then Builder does hereby agree, as a part of the consideration for the award of this Contract, to pay to Owner the amount or amounts set forth on attached EXHIBIT H, not as a penalty but as liquidated damages. Such amounts have been agreed between the parties because of the impracticability of fixing and ascertaining the extent of damages which Owner will sustain by failure to complete and deliver the Vessel on time.

         Builder shall notify Owner, in writing, of any impending delay in the completion and delivery of the Vessel within fourteen (14) calendar days of determining same and shall state its remedy for making up the time.

         d. Termination. In the event the completion and delivery of the Vessel is delayed for three (3) or more months beyond the Delivery Date, Owner may terminate this Contract, retaining all rights under this Contract as against Builder.

         e. Force Majeure. All agreements of the Builder contained in this contract respecting the date of completion and delivery of the Vessel shall be subject to extension by reason of "Force Majeure", which term is hereby declared to include the following: strikes, lockouts, or other industrial disturbances; short or late delivery of timely-ordered material (including particularly steel, tubing, piping, wiring, and all components); acts of God or of the Owner; war, preparation for war, the requirement, urgency or intervention of agencies of government through no fault of Builder; landslides, tropical storms, floods, hurricanes, earthquakes and other unforseeable, adverse, extreme and unusual weather conditions that preclude Builder from performing the construction work contemplated hereunder; collisions and fires, sabotage, bombing, insurrection, riots; or non-delivery and/or late delivery of all Owner Furnished Equipment. Delays in receiving material, equipment or fuel or short deliveries thereof (except Owner Furnished Equipment) shall be considered a "Force Majeure" event if Builder shows that such materials or supplies were timely ordered and that due diligence was exercised to obtain timely delivery thereof and no other alternate source of supply was reasonably available.

         Within ten (10) days of knowledge of any "Force Majeure" event which may affect the Delivery Date, the Builder shall notify the Owner in writing, giving the reasons for the delay and furnishing an estimate, if possible, of the extent of the probable delay. Upon receipt of any such notice, the Owner shall, within thirty (30) days, acknowledge the same in writing and indicate agreement that such development is to be treated as a "Force Majeure" event, or state any objections, and the reasons therefor, to acceptance of this development as a "Force Majeure" event. If Builder fails to notify the Owner of a "Force Majeure" event within ten (10) days after the event, Builder shall be estopped from thereafter claiming "Force
Majeure" for any period of delay more than ten (10) days prior to said notice. If Owner should fail to respond within thirty (30) days of Owner's receipt of a timely notice from Builder of a Force Majeure event, the extension of time shall be considered approved. If Owner rejects Builder's claim of Force Majeure, such dispute will be subject to arbitration as set forth in Article 30 hereof.

         If the completion of the Vessel is delayed one or more times by either an Owner-approved "Force Majeure" event or an event which is determined by an arbitrator to be a "Force Majeure" event, the Delivery Date shall be extended by a period equal to the period of such delay or delays.

         18. OWNER-FURNISHED EQUIPMENT. Owner shall supply at its own cost and expense to Builder the material and equipment listed in the Specifications as "Owner Furnished Equipment", "Owner Furnished Material", "Owner Supplied Equipment", "Owner Supplied Material" or similar such term(s) (hereinafter, the "Owner Furnished Equipment") on or before the time period(s) provided in the schedule attached as EXHIBIT I (the "OFE Delivery Schedule"). Builder shall receive, store, secure and handle with reasonable care the Owner Furnished Equipment after delivery thereof at the yard and shall install in or on the Vessel at Builder's cost and expense those items of Owner Furnished Equipment as are required by the Specifications to be installed by Builder. If Owner delivers any Owner Furnished Material more than one (1) month earlier than that contemplated by the OFE Delivery Schedule, Owner shall be responsible for the reasonable costs incurred by Builder in connection with the storage, security and handling of such Owner Furnished Material during the period beginning on the date on which the same is delivered to Builder's shipyard and ending one (1) month prior the applicable delivery date contemplated by the OFE Delivery Schedule. As noted in the Specifications, certain items of Owner Furnished Equipment will be installed by Owner, at Owner's cost and expense. Builder shall at all times afford separate contractors retained by Owner reasonable opportunity to install Owner Furnished Equipment and shall coordinate its work with that of Owner's separate contractors.

         19. TITLE AND RIGHT TO POSSESSION. The Vessel being constructed under this Contract shall remain the property of Builder at all times until Owner shall have paid the full Contract Price (as the same may be adjusted pursuant to the terms of this Contract) to Builder, less the fifty thousand dollar holdback contemplated by Article 7a(12) above, subject to a security interest for the benefit of Owner or its designee for all amounts paid by Owner to Builder pursuant to this Contract and for all Owner Furnished Equipment. Said security interest shall be adjusted with each progress payment as more particularly described in Article 27.

         Builder shall keep the Vessel and equipment free and clear of liens, claims and encumbrances, except that Owner is solely responsible for paying for the Owner Furnished Equipment and for paying its vendor to install Owner Furnished Equipment where a vendor other than Builder is required by the Specifications to install same. Builder shall identify, segregate, and label Owner Furnished Equipment. All risk of loss or damage to the Vessel, or any part thereof, shall remain with Builder until delivery and acceptance by Owner.

         20.  PATENTS.

         a. Except in the case of equipment furnished by Owner, Builder shall indemnify and hold harmless and shall defend, at its cost, any claims or suits brought against Owner for patent infringement arising out of the use of any processes, methods, equipment or materials in the construction of the Vessel and shall pay the amount of any judgment awarded against Owner in any such action, plus all costs, expenses, and attorney fees pertaining thereto incurred by Owner.

         b. Owner agrees to protect, indemnify, defend and hold harmless Builder against claims of third persons for damages sustained by reason of the infringement of patent rights with regard to materials, processes, machinery, equipment, and hull form selected and used by Owner in such works; and Owner agrees to protect, indemnify, defend and hold harmless Builder against claims of third persons for damages sustained by reason of infringement of patent rights with respect to materials, processes, machinery and equipment supplied or specifically acquired by Owner or required by any plans or specifications furnished by Owner.

         21. TAXES AND FEES. All sales and similar taxes imposed by governmental authority, by reason of the construction, purchase and delivery of the Vessel shall be for the account of and paid by Owner.
Notwithstanding the foregoing, all fees and charges incidental to compliance with the rules, regulations and requirements of this Contract and the Specifications payable to the USCG on account of the construction of the Vessel shall be for the account of and paid by Builder

         22.  INSPECTION AND COMPLETION OF CONTRACT WORK.

         a. Owner shall have the right at any time during business hours to inspect the Vessel and the progress being made in the construction thereof and further shall have the right to have any qualified person of its choosing make inspection and examination of the Vessel in various stages of construction. When the Vessel's machinery, equipment and systems are installed, each item will be tested by Builder, in the presence of Owner's representative, to prove its proper operation. When these tests are satisfactorily completed, the Vessel will undergo necessary dock and sea trials to prove all the Vessel's machinery, equipment and systems operate satisfactorily while the Vessel is underway. Owner will be given a minimum seven (7) day advance notice of the scheduled dates for tests and/or trials. Upon completion of satisfactory sea trials all remaining contract work will be completed and the entire Vessel will be inspected by Builder and Owner and/or any other person of its choosing. If there is any complaint as to the satisfactory completion of the contract work, Owner will notify Builder in writing, setting forth the nature and character of the complaint in sufficient detail to fully appraise Builder of same. Builder shall diligently proceed with resolving the complaint providing the same is required by this Contract. If there is any dispute regarding a complaint that cannot be resolved and settled by the parties then such complaint or dispute shall be settled by arbitration in the manner provided for in
Article 30 of this Contract.When the inspection is complete and complaints, if any, are satisfactorily resolved the contract work will be complete and approved in writing by the Buyer. The Vessel will then depart as soon as possible on its delivery voyage to Gary, Indiana.

         b. In the event the incline test required by the USCG as a condition precedent to the issuance of the USCG COI cannot be completed in Jacksonville, Florida because, through no fault of Builder, sufficient slot machines or other Owner Furnished Equipment are/is not on board the Vessel at the time of the incline test (which is scheduled to occur at or about the time of the sea trial), Owner shall have the option of either requesting that Builder add substitute weight to the Vessel in order to enable Builder to conduct the incline test in Jacksonville, Florida or requesting Builder to postpone the conduct of the incline test until the Vessel has been delivered to Gary, Indiana and sufficient Owner Furnished Equipment has been boarded thereon. In either case, the additional reasonable costs incurred in connection with either of the two (2) options described above shall be borne solely by Owner.

         23.  DELIVERY AND ACCEPTANCE.

         a. The Vessel shall be delivered by Builder to Owner, afloat and in the water, at Gary, Indiana. Upon arrival at Gary, the Vessel shall be inspected by Builder and Owner to determine if there are any defects in the Vessel as a result of the delivery voyage from the Builder's shipyard.
Within five (5) days of such inspection Owner shall notify Builder in writing of any defects caused by the delivery voyage, setting forth the nature and character of the defect in sufficient detail to fully apprise Builder of same. Builder shall proceed to resolve the defect as soon as practicable and, in any event, within five (5) business days unless prevented therefrom by a "Force Majeure" event. If there is any dispute regarding a complaint that cannot be resolved and settled by the parties, then such complaint or dispute shall be settled by arbitration in the manner provided for in Article 30 below.

         b. When the defects, if any, are resolved, Builder will give Owner written notification that the Vessel is delivered and ready for acceptance by Owner. Owner shall have five (5) days after receipt of the written notice of delivery within which to accept or reject said Vessel in accordance with the provisions hereof. Failure on the part of Owner to provide Builder with written notice of its rejection of the Vessel within five (5) days after receipt of the written notice of delivery shall constitute conclusive constructive acceptance and delivery of said Vessel in accordance with the provisions hereof. At the time of acceptance of the Vessel, Builder shall execute and deliver to Owner a Builder's Certificate (CG-1261) and Bill of Sale (CG 1340) warranting that the Vessel is free and clear of all liens and encumbrances, except as to Owner Furnished Equipment and Owner shall pay all monies due by reason of this Contract, except the $50,000 hold back contemplated by Article 7a(12) above; provided, however, that delivery or constructive delivery to Owner shall not be evidenced or taken to mean that all monies due under this Contract have been so paid in full. Upon the receipt of a COI from the USCG for the Vessel and the final acceptance of the Vessel by Owner, Builder shall be relieved of all liability and responsibility hereunder except for the obligations of Builder under Articles 6, 12, 13, 17, 20, 23 and 30 of this Contract.

         c. When Builder gives Owner notice of delivery, and in the event any complaint or dispute as to the condition of the Vessel cannot be resolved and settled by the parties, then such complaint or dispute shall be settled by arbitration in the manner provided for in Article 30 of this Contract.

         d. Cost of Stores. Builder's actual cost of all stores, including but not limited to fuel oil, diesel oil, lubricating oil, fresh water and greases, remaining on board the Vessel upon final completion and delivery of the Vessel to Gary, Indiana shall be treated as an Owner's extra and paid for by Owner as an addition to the final installment of the Contract Price.

         e. Documents to be Furnished on Delivery. Builder shall furnish the following documents to Owner on delivery, and delivery is not effective in their absence:

             (1) Master Carpenter's Certificate in sufficient form, together with all documents to permit documentation of the Vessel under United States law.

             (2)  Inventory of equipment and stores of Vessel.

             (3) Warranty by Builder that Vessel is delivered free and clear of liens, claims and encumbrances.

             (4) All certificates required by the Specifications and customary shipbuilder's practice. This will include but not be limited to the tonnage certificate(s) and COI.

         24. ICE CLAUSE. Builder shall insure that completion, delivery, acceptance, and departure of the Vessel from the yard is not delayed by ice, river or navigable waterway closures. Progress with respect to delivery shall be assessed by the Owner. In the event that ice formation may delay arrival of the Vessel, Builder shall make timely arrangements to tow the Vessel to the operating site for completion and final outfitting. Delay by ice shall not constitute force majeure under Article 17(c). Provided, however, if the Delivery Date is extended by mutual agreement of the parties or through the arbitration process and such extension causes Builder to perform work in Gary, Indiana due to the threat of ice, river or navigable waterway closures, Owner agrees to pay one-half of the reasonable costs incurred and documented by Builder in transporting to Gary, Indiana those workers necessary for completion of such work and for the subsistence (food and lodging) of such workers.

         25. ASSIGNMENT-SUBCONTRACTING. Builder may not assign this Contract, or any part or rights thereunder, to any party without the prior written consent of Owner, which consent may be withheld in the sole and complete discretion of Owner.

         Builder may subcontract any portion of the work to the subcontractors listed in attached EXHIBIT J. Builder may use other subcontractors subject to Owner's prior written consent, which consent may not be unreasonably withheld or delayed. Builder shall remain responsible for all work performed by any subcontractor.

         26.  OWNER FINANCING; INDIANA GAMING COMMISSION.

         a. Builder acknowledges that Owner has obtained financing for construction of the Vessel and is obligated to assign this Contract as collateral, grant security interests and provide information to the Trustee under a certain Indenture dated as of May 22, 1996. If Owner requires certain steps or formalities to be taken by Builder in order to accommodate any Owner financing, Builder agrees to give every reasonable cooperation to enable Owner to satisfy such requirements.

         b. Builder acknowledges that this Contract is subject to review by the Indiana Gaming Commission. In the event this Contract is not approved by the Indiana Gaming Commission, Owner agrees to pay Builder for all costs incurred by Builder in the construction of the Vessel through the date the denial of the Contract by said agency is communicated to Builder in writing. Builder agrees to cooperate with Owner in connection with any such review.

         27. SECURITY. Builder hereby conveys to Owner, or its designee, a security interest in any portion of the Vessel, her engines, fixtures, equipment, furniture, tackle, supplies, parts, inventory and material in which Builder claims any right, title or interest conditioned upon (i) payment by Owner to Builder of the progress payments set forth in Article 7 and (ii) subject to Builder's first and prior right, title and interest in the Vessel to the extent of any sums due and owing from Owner to Builder for construction of the Vessel, and in the event of default by Owner, subject to dockage and other costs incurred by Builder reasonably necessary to launch or make the Vessel seaworthy and to safeguard the Vessel. Builder shall provide, upon demand by Owner, appropriate UCC financing statements, lien releases, chattel mortgage, or equivalent, subject to Builder's first and prior right, title and interest in the Vessel for sums due and owing from Owner to Builder. Builder further agrees, upon request of Owner, to take all reasonable measures to grant a perfected second lien position in the Vessel and related collateral from Owner to Owner's lenders.

         28. DELAY OF PAYMENTS. It is agreed that time is of the essence of this Contract and that the failure of Owner to pay to Builder the amounts due hereunder within twenty-five (25) days after the date on which the same are due and payable hereunder (any such date being hereinafter referred to as the "Penalty Date") shall, at Builder's option and upon written notice to Owner, extend the Delivery Date by the number of days Owner's payment is made beyond the applicable Penalty Date. Owner agrees to pay to Builder interest at the prime rate of Citicorp Bank in New York, New York plus two percent (2%) interest per annum on any sums of money not timely paid, with interest being computed from the sixth (6th) day after the due date of such progress payments until the date on which payment is actually received by Builder.

         In the event that Owner shall fail to timely make the progress payments above set forth, and such default shall continue for forty-five
(45) days or more after said due date, then in such event, Builder, in addition to any other legal remedies and recourse available at the time, at its option, but subject to the rights afforded Owner in the last sentence of this Article, may terminate and cancel this Contract, retaining the Vessel and all money paid to it by Owner, as liquidated damages, for Owner's breach of this Contract, and in the event that Builder retains the Vessel and such payments as liquidated damages, it shall be in lieu of any other legal remedy or recourse available to Builder under the terms of this Contract. Nevertheless provided, if Owner pays Builder all the monies then due Builder plus any retainage relating thereto at the time of such default, then Owner shall have right to secure and remove the Vessel from the shipyard of Builder.

         29. CASUALTY TO SHIPYARD OR VESSEL. In the event that Builder's shipyard facilities are destroyed or substantially damaged by reason of fire, windstorm, hurricane, explosion, or any other casualty, and should the Vessel be destroyed or substantially damaged by reason of the foregoing, Builder shall have the option to terminate this Contract by promptly refunding to Owner all sums of money heretofore paid to Builder by Owner and upon such payment, Builder and Owner shall have no further obligations or liabilities to each other under the terms of this Contract, or with respect to the construction and delivery of the Vessel. At Owner's option, in lieu of the foregoing, Owner may (i) pay the outstanding portion of the Contract Price due and payable at the time of the casualty, (ii) take possession of Vessel and remove the Vessel from Builder and (iii) collect the proceeds of any applicable insurance policies.

         30.  ARBITRATION-DISPUTES.

         a. Any controversy or claim arising out of or relating to this Contract or the breach thereof shall be settled by arbitration before three arbitrators, one to be chosen by each of Builder and Owner and the third to be chosen by the two arbitrators thus chosen. Subject to the provisions of this Contract, the arbitration shall be conducted pursuant to the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining. Each of the arbitrators shall be experienced in maritime matters, with at least one (1) of the three arbitrators being an attorney. The party requiring arbitration of any dispute, difference or claim shall serve upon the other party written notice thereof, specifying the issues to be arbitrated and the name of the arbitrator it shall have appointed. Not more than seven (7) days after receipt of notice of such demand for arbitration, the other party ("respondent") shall in turn appoint an arbitrator and give notice of such appointment to the party demanding arbitration. If the respondent fails to appoint an arbitrator within seven
(7) days following receipt of a notice of demand for arbitration, the respondent's arbitrator shall be selected by the American Arbitration Association and the two (2) arbitrators so selected shall select the third arbitrator. Each party shall bear its own expenses and one-half of the fees of the arbitrators. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof.

         b. Owner may include other parties in any arbitration and Builder agrees to participate in such consolidated arbitration.

         c. Within ten (10) days of the filing of a claim for arbitration, the parties shall exchange any and all documents relating to the project or such subset thereof as they may agree upon. Twenty-five (25) days prior to the arbitration hearing, each party shall identify in writing to the other a list of experts, provide a curriculum vitae of each, along with a summary of the experts' area(s) of expertise and expected testimony. Any reports, tests and analysis of any experts will be provided upon completion of same but in any event, prior to the deposition of an expert. Ten (10) days prior to the arbitration hearing the parties will exchange lists of their proposed exhibits, along with copies of the documents (to the extent not already produced) which they expect to rely upon at the arbitration hearing, along with preliminary witness lists. Within seven (7) days of the arbitration hearing, the parties shall mutually exchange premarked, proposed exhibits and final witness lists.

         d. Arbitration shall be conducted within sixty (60) days of the filing of any claim for arbitration.

         e. Discovery depositions will be limited to six (6) fact witnesses and any experts identified by each party, unless otherwise mutually agreed
to by the parties, or provided for by the arbitrator(s).   In determining
whether to allow additional discovery, the arbitrator(s) shall consider the complexity and number of claims.

         f. Depositions will be conducted following the exchange of documents. Any disputes regarding discovery shall be brought before the arbitrator(s), who will rule thereon in a timely and prompt manner.

         g. At least three (3) business days prior to the start of the arbitration hearing, each party shall provide the other with the witnesses expected to be called in the order they are expected to be called.

         h. Unless otherwise agreed to by the parties and the arbitrator(s), as promptly as practicable after the appointment of the arbitrator(s), a preliminary telephone conference shall be held among the parties or their attorneys and the arbitrator(s).

         i. In the event notice of arbitration is served while the Vessel is at the Builder's shipyard, the arbitration shall be conducted in Jacksonville, Florida. In all other circumstances, the arbitration shall be conducted in Chicago, Illinois.

         31. CHOICE OF LAW. It is agreed that the laws applicable to the interpretation, construction, performance and enforcement of this Contract shall be the laws of the State of Florida.

         32. ENTIRE AGREEMENT. This Contract, together with the Vessel Design Documents and exhibits hereto, contains the entire Contract of the parties. There are no verbal or written agreements or understandings, express or implied. No amendment or modification to this Contract shall be effective unless in writing and executed by both parties.

         33. NO THIRD PARTY BENEFICIARIES. This Contract is not intended, nor shall it be deemed, to inure to the benefit of any third party.


         34. COUNTERPARTS. This document may be executed upon any number of counterparts with the same effect as if the signature of each were upon the same document, each of which shall be deemed an original, but all of which, together, shall constitute one and the same document.

         DATED this       day of September, 1996.

                              [SIGNATURE PAGE FOLLOWS]



OWNER:                                BUILDER

THE MAJESTIC STAR CASINO, LLC, an     ATLANTIC MARINE, INC., a
                         Florida
Indiana limited liability company     corporation


By:  Barden Development, Inc.,         By: /s/ Edward P. Doherty
     an Indiana corporation                --------------------------------
                                           Edward P. Doherty
Its: Manager                          Its: President

    By: /S/ Kenneth L. Kramer
        ---------------------
        Kenneth L. Kramer
   Its: Vice President







STATE OF MICHIGAN)
                 ) ss
COUNTY OF WAYNE  )


         I certify that I know or have satisfactory evidence that Kenneth L. Kramer signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of Barden Development, Inc., an Indiana corporation and the manager of The Majestic Star Casino LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         DATED:  September 27, 1996.


         /S/ Michael A. Lesha
         -------------------------------
         Michael A. Lesha
         NOTARY PUBLIC in and for the State of
         Michigan,
         My appointment expires: 9/23/99



STATE OF FLORIDA)
                ) ss
COUNTY OF DUVAL )


         I certify that I know or have satisfactory evidence that Edward P. Doherty signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of Atlantic Marine, Inc., a Florida corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         DATED: September 27, 1996.




                                     /S/ Tammy M. Lord
                                    -------------------------------------
                                     Tammy M. Lord

         NOTARY PUBLIC in and for the State of
         Florida,
         My appointment expires: 1/8/2000




List of Exhibits

Exhibit A   Maker's List
Exhibit B   Vessel Specifications
Exhibit C   Engineering Schedule
Exhibit D   Form of Progress Invoice and Application for Payment
Exhibit E   Form of Change Order and Related Documents
Exhibit F   Unit Prices for Particular Changes/Work
Exhibit G   Time Schedule
Exhibit H   Liquidated Damages
Exhibit I   OFE Delivery Schedule
Exhibit J   Approved Subcontractors